EXHIBIT 99.2

                          SAVOIR TECHNOLOGY GROUP, INC.

                         PRO FORMA FINANCIAL STATEMENTS


         The accompanying pro forma condensed consolidated statements of operations have been derived from the historical financial statements of Savoir Technology Group, Inc. (formerly Western Micro Technology, Inc.) (the Company) and the systems distribution business of Star Management Services, Inc. (SMS) and adjust such information to give effect to the acquisition of the systems distribution business of SMS.

         The pro forma condensed consolidated statements of operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 assume that the acquisition of SMS occurred on January 1, 1996.

         The pro forma information is not necessarily indicative of the results which would actually have occurred had the transactions been in effect on the dates and for the periods indicated or which may result in the future. This pro forma information should be read in conjunction with the notes thereto and the historical financial information.


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
                          SAVOIR TECHNOLOGY GROUP, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                      (in thousands, except per share data)
                                   (unaudited)

                                                        Historical
                                            ------------------------------------
                                                                                      Pro Forma                   Pro Forma
                                                 Savoir               SMS            Adjustments                  Combined
                                            ---------------    -----------------  ----------------             --------------

Net sales................................   $       131,697    $          76,495  $             --             $      208,192
Cost of goods sold.......................           114,389               65,226                --                    179,615
                                            ---------------    -----------------                               --------------
Gross profit.............................            17,308               11,269                --                     28,577

Selling, general and administrative
    expenses.............................            14,123                8,374             2,624   (1)               21,809
                                                                                            (3,312)  (2)
                                            ---------------    ----------------   ----------------
Operating income.........................             3,185                2,895               688                      6,768

Interest expense.........................               978                   81             4,995   (3)                6,054

Other (income) expense...................              (407)                  --                --                       (407)
                                            ---------------    -----------------  ----------------             --------------

Income before income taxes...............             2,614                2,814            (4,307)                     1,121

Provision for income taxes...............               276                  963              (791)  (4)                  448
                                            ---------------    -----------------  ----------------             --------------

Net income...............................   $         2,338    $           1,851  $         (3,516)            $          673
                                            ===============    =================  ================             ==============

Net income per share.....................   $          0.50                                                    $         0.13
                                            ===============                                                    ==============

Number of shares used in per share
    calculation..........................             4,663                   --               460   (5)                5,123
                                            ===============    =================  ================             ==============


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

                          SAVOIR TECHNOLOGY GROUP, INC.
        NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)


Note A - Acquisition:

         On September 30, 1997, Savoir Technology Group, Inc. (formerly Western Micro Technology, Inc.) (the Company) acquired all of the capital stock of Star Management Services, Inc. (SMS) for an aggregate of $42,149,535 in cash and 460,000 shares of the Company's common stock. Additional cash payments of $3,675,000 are to be paid on the first and second anniversaries of the closing. In addition, the selling stockholders can earn up to an additional $5,000,000 in cash payments based upon attainment of certain performance goals. SMS is a holding company for a family of companies including Star Data Systems, Inc. dba Sirius Computer Solutions (Sirius), a value-added distributor for high technology mid-range solutions in the IBM AS/400 and RS/6000 systems market. Sirius also sells systems directly to end-user customers as an industry remarketer. Prior to the closing of the SMS acquisition, SMS completed a split-off of the Sirius end-user business as a separate unaffiliated company. Upon acquiring SMS, the distribution arm was renamed Business Partner Solutions
(BPS). BPS became a wholly owned subsidiary of the company.

Note B - Pro Forma Periods and Entities:

         For the purposes of the pro forma combined data, SMS's financial data for its fiscal year ended October 31, 1996 and its nine months ended July 31, 1997 have been combined with the Company's financial data for the fiscal year ended December 31, 1996 and the nine months ended September 30, 1997. The pro forma amounts do not include pro forma adjustments for sales that would have occurred between the distribution business of SMS and the end-user business if the split-off of the end-user business had occurred at the beginning of each period presented. Including these sales amounts, pro forma combined net sales would have been approximately $219,000,000 and $247,000,000 for the nine months ended September 30, 1997 and year ended December 31, 1996, respectively, pro forma combined net income would have been $867,000 and $ 1,700,000, respectively and pro forma combined net income per share would have been $0.15 and $0.33, respectively.

Note C - Pro Forma Adjustments:

(1) Represents amortization of goodwill and other intangibles associated with the SMS acquisition over a 20 year amortization period.

(2) Represents reduction in SMS's executive compensation, management bonuses and other costs to reflect the SMS acquisition.

(3) Represents increase in interest expense as a result of the placement of $15,700,000 of subordinated debt and a $10,000,000 senior secured note to finance the SMS acquisi-


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

         tion, and $7,350,000 in notes issued to the selling SMS stockholders as part of the SMS transaction.

(4) Represents tax adjustment to reflect 40% overall income tax rate applicable to pro forma results.

(5) Represents issuance of restricted common stock as consideration in SMS acquisition.


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
                          SAVOIR TECHNOLOGY GROUP, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                          Historical
                                            ------------------------------------
                                                                                      Pro Forma                   Pro Forma
                                                 Savoir               SMS            Adjustments                  Combined
                                            ---------------    -----------------  ----------------             --------------

Net sales................................   $       121,975    $          69,904  $             --             $      191,879
Cost of goods sold.......................           102,571               61,078                --                    163,649
                                            ---------------    -----------------                               --------------
Gross profit.............................            19,404                8,826                --                     28,230

Selling, general and administrative
expenses.................................            16,205                6,230             1,968   (1)               23,413
                                                                                              (990)  (2)
                                            ----------------   -----------------  ----------------
Operating income.........................             3,199                2,596              (978)                     4,817

Interest expense.........................             1,532                   --             2,923   (3)                4,455

Other (income) expense...................              (362)                  --                --                       (362)
                                            ---------------    -----------------  ----------------             --------------

Income before income taxes...............             2,029                2,596            (3,901)                       724

Provision for income taxes...............               312                   --               (22)  (4)                  290
                                            ---------------    -----------------  ----------------             --------------

Net income...............................   $         1,717    $           2,596  $         (3,879)            $          434
                                            ===============    =================  ================             ==============

Net income per share.....................   $          0.33                                                    $         0.08
                                            ===============                                                    ==============

Number of shares used in per share
calculation..............................             5,212                   --               460   (5)                5,672
                                            ===============    =================  ================             ==============


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


                    NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                   STATEMENT OF OPERATIONS FOR THE NINE MONTHS
                            ENDED SEPTEMBER 30, 1997
                                   (UNAUDITED)


(1) Represents amortization of goodwill and other intangibles associated with the SMS acquisition over a 20 year amortization period.

(2) Represents reduction in SMS's executive compensation, management bonuses and other costs to reflect the SMS acquisition.

(3) Represents increase in interest expense as a result of the placement of $15,700,000 of subordinated debt and a $10,000,000 senior secured note to finance the SMS acquisition, and $7,350,000 in notes issued to the selling SMS stockholders as part of the SMS transaction.

(4) Represents tax adjustment to reflect 40% overall income tax rate applicable to pro forma results.

(5) Represents issuance of restricted common stock as consideration in SMS acquisition.


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